UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2016

The Manitowoc Company, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 South 44th Street, Manitowoc, Wisconsin 54221-0066

(Address of principal executive offices, including ZIP code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01.	Other Events.

On February 8, 2016, The Manitowoc Company, Inc. (the “Company”) issued a press release announcing that, in connection with its previously announced spin-off of its wholly owned subsidiary Manitowoc Foodservice, Inc. (“Manitowoc Foodservice”) as an independent public company (the “Spin-Off”), MTW Cranes Escrow Corp., a wholly owned subsidiary of the Company, has priced its private offering of $260 million in aggregate principal amount of senior secured second lien notes due 2021 (the “Cranes Notes”).

On the same date, the Company also issued a press release announcing that, in connection with the Spin-Off, MTW Foodservice Escrow Corp., a wholly owned subsidiary of Manitowoc Foodservice, has priced its private offering of $425 million in aggregate principal amount of senior notes due 2024 (the “Foodservice Notes”).

The Cranes Notes and the Foodservice Notes will be sold only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Copies of the press releases, which were issued pursuant to and in accordance with Rule 135c under the Securities Act, are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(99.1)	Press release issued by The Manitowoc Company, Inc. on February 8, 2016, announcing the pricing of the Cranes Notes.

(99.2)	Press release issued by The Manitowoc Company, Inc. on February 8, 2016, announcing the pricing of the Foodservice Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MANITOWOC COMPANY, INC.

Date: February 8, 2016	By:	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of February 8, 2016

Exhibit Number	Description

(99.1)	Press Release issued by The Manitowoc Company, Inc. on February 8, 2016, announcing the pricing of the Cranes Notes.

(99.2)	Press Release issued by The Manitowoc Company, Inc. on February 8, 2016, announcing the pricing of the Foodservice Notes.